EXHIBIT 21(a).  SUBSIDIARIES OF THE REGISTRANT



                                             State of
Name                                         Organization

Irwin Union Bank and Trust Company                Indiana
     Irwin Union Collateral, Inc.                 Indiana
     Irwin Union Realty Corporation               Indiana
     Irwin Union Insurance, Inc.                  Indiana

Irwin Mortgage Corporation                        Indiana
     Inland Mortgage Corporation                  Indiana

Irwin Union Investor Services, Inc.
Indiana
     Irwin Union Securities, Inc.                 Indiana
     Irwin Union Advisory Services, Inc.
Indiana

Irwin Home Equity Corporation                     Indiana
     IHE Funding Corp.                            Delaware

Irwin Union Leasing Corporation                   Indiana
     Affiliated Capital Corp.1                    Illinois

Irwin Union Credit Insurance Corporation
Arizona

White River Capital Corporation                   Indiana

IFC Capital Trust I                               Delaware


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1 80%owned by Registrant
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